UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1000 East Hanes Mill Road
Winston-Salem, NC		27105
(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits
EX-1.1
EX-4.2
EX-5.1
EX-5.2
EX-5.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
Issuance of Senior Notes due 2016
On December 10, 2009, Hanesbrands Inc. (the “Company”) completed the sale of $500 million in aggregate principal amount of 8.000% senior notes due 2016 (the “Notes”). The public offering price of the Notes was 98.686% of the principal amount of the Notes. The Company received net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $479.9 million. Concurrently with the closing of the Notes offering, the Company amended and restated its existing senior secured credit facility (the “Senior Secured Credit Facility”) to provide for the $1.15 billion new senior secured credit facilities (the “New Senior Secured Credit Facilities”). The Company used the net proceeds from the Notes offering, together with the proceeds from the borrowings under the New Senior Secured Credit Facilities to refinance and/or repay the borrowings under certain of the Company’s existing credit facilities and to pay fees and expenses relating to these transactions.
The Notes were offered and sold pursuant to an underwriting agreement, dated December 3, 2009 (the “Underwriting Agreement”), between the Company and certain subsidiaries of the Company party thereto with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), under the Company’s registration statement on Form S-3 (Registration No. 333-152733), filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2008. The Company has filed with the SEC a prospectus supplement, dated December 3, 2009, together with the accompanying prospectus, dated August 1, 2008, relating to the offering.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The Underwriters, the agents and lenders under the New Senior Secured Credit Facilities, the agents and purchasers under the Accounts Receivable Securitization Facility (defined below) and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions, and in particular serve in roles described in this Current Report on Form 8-K.
In connection with the transactions described above, the Company entered into the following additional agreements:
Indenture
The Notes were issued pursuant to an indenture, dated as of August 1, 2008 (the “Base Indenture”), between the Company and Branch Banking and Trust Company as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and with the Base Indenture, the “Indenture”) thereto, dated December 10, 2009, among the Company, the subsidiary guarantors party thereto and the Trustee. The Supplemental Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on each December 15 and June 15, commencing June 15, 2010. The Company may redeem some or all of the Notes at any time prior to December 15, 2013 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium described in the Indenture. On or after December 15, 2013, the Company may redeem some or all of the Notes at redemption prices set forth in the Supplemental Indenture. In addition, at any time prior to December 15, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108% of the principal amount of the Notes redeemed with the net cash proceeds of certain equity offerings.
The Company’s payment obligations under the Notes are fully and unconditionally guaranteed by substantially all of its current domestic subsidiaries (subject to certain exceptions).
The terms of the Indenture limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt and issue preferred stock; make certain investments, pay dividends or distributions on its capital stock or make other restricted payments; sell assets, including capital stock of its restricted subsidiaries; restrict dividends or other payments by restricted subsidiaries; create liens that secure debt; enter into transactions with affiliates; and merge or consolidate with other entities.
Subject to certain exceptions, in the event of a change of control of the Company (as defined in the Indenture), the Company will be required to give the holders of the Notes an opportunity to sell their Notes to the Company at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture contains customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.
A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Execution of New Senior Secured Credit Facilities
Simultaneously with the closing of the offering of the Notes, the Company amended and restated its first lien credit agreement dated September 5, 2006 (the “Senior Secured Credit Facility”) with the various financial institutions and other persons from time to time party thereto, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent and J.P. Morgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners), to provide for new $1.15 billion senior secured credit facilities (the “New Senior Secured Credit Facilities”). The Company used the net proceeds from the offering of the Notes together with the proceeds from the borrowings under the New Senior Secured Credit Facilities to refinance outstanding borrowings under the Senior Secured Credit Facility, to repay the outstanding borrowings under its second lien credit agreement dated September 5, 2006 (the “Second Lien Credit Facility”) and to pay fees and expenses related to the offering and the refinancing transactions.
The New Senior Secured Credit Facilities initially provide for aggregate borrowings of $1.15 billion, consisting of: (i) a $750 million term loan facility (the “New Term Loan Facility”) and (ii) a $400 million revolving loan facility (the “New Revolving Loan Facility”). A portion of the New Revolving Loan Facility is available for the issuances of letters of credit and the making of swingline loans, and any such issuance of letters of credit or making of a swingline loan will reduce the amount available under the New Revolving Loan Facility. At the Company’s option, at any time after the effective date of the New Senior Secured Credit Facilities, it may add one or more term loan facilities or increase the commitments under the New Revolving Loan Facility in an aggregate amount of up to $300 million so long as certain conditions are satisfied, including, among others, that no default or event of default is in existence and that the Company is in pro forma compliance with the financial covenants set forth below.
The proceeds of the New Term Loan Facility will be used to refinance all amounts outstanding under the existing Term A loan facility (in an initial principal amount of $250 million) and Term B loan facility (in an initial principal amount of $1.4 billion) under the Senior Secured Credit Facility and all amounts outstanding under the Second Lien Credit Facility. The proceeds of the New Revolving Loan Facility will be used to pay fees and expenses in connection with the transaction, for general corporate purposes and working capital needs.
The New Senior Secured Credit Facilities are guaranteed by substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries. The Company and each of the guarantors under the New Senior Secured Credit Facilities have granted the lenders under the New Senior Secured Credit Facilities a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in the following:
•	the equity interests of substantially all of the Company’s direct and indirect U.S. subsidiaries and 65% of the voting securities of certain first tier foreign subsidiaries; and

•	substantially all present and future property and assets, real and personal, tangible and intangible, of the Company and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.
The New Term Loan Facility matures on or about December 10, 2015. The New Term Loan Facility will be repaid in equal quarterly installments in an amount equal to 1% per annum, with the balance due on the maturity date. The New Revolving Loan Facility matures on or about December 10, 2013. All borrowings under the New Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the New Senior Secured Credit Facilities are prepayable without penalty. There are mandatory prepayments of principal in connection with (i) the incurrence of certain indebtedness, (ii) non-ordinary course asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds in any period of twelve-consecutive months, with customary reinvestment provisions, and (iii) excess cash flow, which percentage will be based upon the Company’s leverage ratio during the relevant fiscal period.
At the Company’s option, borrowings under the New Senior Secured Credit Facilities may be maintained from time to time as (a) Base Rate loans, which shall bear interest at the highest of (i) 1/2 of 1% in excess of the federal funds rate, (ii) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (iii) the LIBO Rate (as defined in the New Senior Secured Credit Facilities and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (b) LIBOR-based loans, which shall bear interest at the LIBO Rate (as defined in the New Senior Secured Credit Facilities and adjusted for maximum reserves), as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 Page for the respective interest period or other commercially available source designated by the administrative agent, plus the applicable margin in effect from time to time. The applicable margin for the New Term Loan Facility and the New Revolving Loan Facility will be determined by reference to a leverage-based pricing grid set forth in the New Senior Secured Credit Facilities. In the case of the New Term Loan Facility, the applicable margin will be (a) 3.25% for LIBOR-based loans and 2.25% for Base Rate loans if the Company’s leverage ratio is greater than or equal to 2.50 to 1, and (b) 3.00% for LIBOR-based loans and 2.00% for Base Rate loans if the Company’s leverage ratio is less than 2.50 to 1. In the case of the New Revolving Loan Facility, the applicable margin will range from a maximum of 4.75% in the case of LIBOR-based loans and 3.75% in the case of Base Rate loans if the Company’s leverage ratio is greater than or equal to 4.00 to 1, and will step down in 0.25% increments to a minimum of 4.00% in the case of LIBOR-based loans and 3.00% in the case of Base Rate loans if the Company’s leverage ratio is less than 2.50 to 1. The applicable margin from the closing date of the New Senior Secured Facilities through the delivery of the Company’s financial statements for the second fiscal quarter of 2010 will be (a) in the case of the New Term Loan Facility, 3.25% and 2.25% for LIBOR-based loans and Base Rate loans, respectively, and (b) in the case of the New Revolving Loan Facility, 4.50% and 3.50% for LIBOR-based loans and Base Rate loans, respectively.
The New Senior Secured Credit Facilities require the Company to comply with customary affirmative, negative and financial covenants. The New Senior Secured Credit Facilities require that the Company maintain a minimum interest coverage ratio and a maximum total debt to EBITDA (earnings before income taxes, depreciation expense and amortization), or leverage ratio. The interest coverage ratio covenant requires that the ratio of the Company’s EBITDA for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than a specified ratio for each fiscal quarter beginning with the fourth fiscal quarter of 2009. This ratio is 2.50 to 1 for the fourth fiscal quarter of 2009 and will increase over time until it reaches 3.25 to 1 for the third fiscal quarter of 2011 and thereafter. The leverage ratio covenant requires that the ratio of the Company’s total debt to its EBITDA for the preceding four fiscal quarters will not be more than a specified ratio for each fiscal quarter beginning with the fourth fiscal quarter of 2009. This ratio is 4.50 to 1 for the fourth fiscal quarter of 2009 and will decline over time until it reaches 3.75 to 1 for the second fiscal quarter of 2011 and thereafter. The method of calculating all of the components used in the covenants is included in the New Senior Secured Credit Facilities.
The New Senior Secured Credit Facilities contain customary events of default, including nonpayment of principal when due; nonpayment of interest after stated grace period, fees or other amounts after stated grace period; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” actual or asserted invalidity of any guarantee, security document or subordination provision or non-perfection of security interest, and a change in control (as defined in the New Senior Secured Credit Facilities).
Amendment of Accounts Receivable Securitization Facility
On December 10, 2009, the Company, HBI Receivables LLC (“Receivables LLC”), a wholly-owned bankruptcy-remote subsidiary of the Company, HSBC Bank USA, National Association and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. and PNC Bank, N.A., as managing agents, and HSBC Securities (USA) Inc., as assignee of JPMorgan Chase Bank, N.A., as agent, entered into Amendment No. 4 (the “Amendment”) to the Receivables Purchase Agreement dated as of November 27, 2007 (the “Accounts Receivable Securitization Facility”). Prior to the execution of the Amendment, the Accounts Receivable Securitization Facility contained the same leverage ratio and interest coverage ratio provisions as the Senior Secured Credit Facility. The Amendment conforms the leverage ratio and the interest coverage ratio under the Accounts Receivable Securitization Facility to those under the New Senior Secured Credit Facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The descriptions of the Notes and of the New Senior Secured Credit Facilities and the Company’s obligations with respect thereto above are incorporated herein by reference to Item 1.01 above.
Item 7.01. Regulation FD Disclosure
On December 10, 2009, the Company issued a press release announcing the closing of the Notes offering and the amendment and restatement of the Senior Secured Credit Facility to provide for the New Senior Secured Credit Facilities and reaffirming 2010 sales growth guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Exhibit 99.1 includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
Exhibit Number
1.1	Underwriting Agreement, dated December 3, 2009, between Hanesbrands Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities Inc., as representative of the several Underwriters

4.1	Indenture dated August 1, 2008, between Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-152733) filed August 1, 2008)

4.2	First Supplemental Indenture, dated December 10, 2009, among Hanesbrands Inc., the subsidiary guarantors and Branch Banking and Trust Company

4.3	Form of 8.000% Senior Note due 2016 (incorporated by reference to Exhibit 4.2 filed herewith)

5.1	Opinion of Venable LLP

5.2	Opinion of Kirkland & Ellis LLP

5.3	Opinion of Hogan & Hartson LLP

99.1	Press release, dated December 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2009	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibit Table
1.1	Underwriting Agreement, dated December 3, 2009, between Hanesbrands Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities Inc., as representative of the several Underwriters

4.1	Indenture dated August 1, 2008, between Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-152733) filed August 1, 2008)

4.2	First Supplemental Indenture, dated December 10, 2009, among Hanesbrands Inc., the subsidiary guarantors and Branch Banking and Trust Company

4.3	Form of 8.000% Senior Note due 2016 (incorporated by reference to Exhibit 4.2 filed herewith)

5.1	Opinion of Venable LLP

5.2	Opinion of Kirkland & Ellis LLP

5.3	Opinion of Hogan & Hartson LLP

99.1	Press release, dated December 10, 2009